EXHIBIT 10.8
                   AMENDMENT TO CONVERTIBLE PROMISSORY NOTE


      This AMENDMENT TO CONVERTIBLE PROMISSORY NOTE (the "Amendment") is made and executed this the 5th day of November, 1999 (the "Effective Date"), by and between Applied Voice Recognition, Inc., a Delaware corporation doing business as e-DOCS.net ("Borrower"), and L&H INVESTMENT COMPANY N.V., a company organized under the laws of Belgium ("Lender").

                              W I T N E S S E T H:

      WHEREAS, Lender is the owner and holder of that certain Convertible Promissory Note dated May 24, 1999 (the "Note"), in the original principal amount of One Million Five Hundred Thousand Dollars ($1,500,000), executed by Borrower and payable to the order of Lender in accordance with the terms set forth therein;

      WHEREAS, the Note was executed pursuant to that certain Convertible Promissory Note and Warrant Purchase Agreement dated May 24, 1999 (the "$1.5 Million Purchase Agreement"), executed by and between Borrower, as the Company, and Lender, as Investor;

      WHEREAS, on even date herewith, Borrower and Lender's affiliate, Lernout & Hauspie Speech Products, N.V. ("L&H"), have executed that certain Convertible Promissory Note Purchase Agreement (the "$2 Million Purchase Agreement"), whereby L&H has loaned to Borrower the sum of Two Million Dollars ($2,000,000), and Borrower has executed a convertible promissory note in the same amount evidencing the repayment of such loan;

      WHEREAS, Borrower, Lender and L&H executed that certain Security Agreement dated of even date herewith, that certain Copyright Security Agreement of even date herewith, that certain Trademark Security Agreement of even date herewith, that certain Patent Security Agreement of even date herewith and that certain Pledge Agreement of even date herewith (collectively, the "Security Agreements"), granting to Lender and L&H a first lien security interest in certain assets of Borrower and Borrower's subsidiaries (including future subsidiaries), as specified therein (the "Collateral");

      WHEREAS, Borrower and Lender desire to amend the Note to reflect Lender's security interest in the Collateral granted under the Security Agreements, and Lender has agreed to renew and extend the maturity date of the Note until February 3, 2000, on the terms and conditions hereinafter set forth; and

      NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:
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1. RENEWAL AND EXTENSION OF MATURITY. The maturity date of the Note is hereby extended from November 24, 1999 to February 3, 2000 (the "Revised Maturity
Date").

2. SECURITY AGREEMENTS. The following provision is added as Section 1.4 of the Note:

            1.4 SECURITY AGREEMENTS. The repayment of this Note is secured by the security interest in certain collateral of Borrower and Borrower's subsidiaries (including future subsidiaries) granted to Holder in the Security Agreements.

3. MODIFICATIONS IN CONVERSION PROVISIONS. Section 2.1 through Section 2.4 of the Note are hereby deleted and replaced in their entirety as follows:

            2.1 TIMING. At any time prior to the payment in full of this Note, upon notice from the Holder to the Company and delivery of this Note, the Conversion Amount shall be converted into that number of fully paid and nonassessable shares of the Common Stock as is equal to the Conversion Amount divided by $0.37 (the "per Share Price"), with any fraction of a share rounded up to the next whole share of Common Stock.

            2.2   ANTI-DILUTION ADJUSTMENTS.

                  (i) In case the Company shall at any time change as a whole, by subdivision or combination in any manner or by the making of a stock dividend, the number of outstanding shares of the Common Stock into a different number of shares (i.e. forward or reverse stock split), (i) the number of shares of common stock to which the holders of the Note or the Series F Preferred Stock, as the case may be, may convert such Note or Series F Preferred Stock shall be increased or decreased in direct proportion to such increase or decrease of shares, as the case may be, and
      (ii) the Conversion Price in effect immediately prior to such change shall be increased or decreased in inverse proportion to such increase or decrease of shares, as the case may be.

                  (ii) If, prior to the conversion of the Note or of all the Series F Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of common stock of the Company shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity or there is a sale of all or substantially all the Company's assets, then the holders of the Note or the Series F Preferred Stock shall thereafter receive, upon the basis and upon the terms and conditions specified herein and in lieu of shares of common stock, immediately theretofore issuable upon conversion, such stock, securities and/or other assets which the holder would have been entitled to receive in such transaction had the Note or the Series F Preferred Stock been converted immediately prior to such transaction, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holders of the Note or the Series F Preferred Stock to the end that the provisions hereof shall thereafter be applicable, as nearly as may be practicable in relation to any securities thereafter deliverable upon the conversion thereof.

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                  (iii) The Company will not, by amendment of its Certificate of
      Incorporation or through any reorganization, transfer of assets, consolidation, merger, share exchange, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all time in good faith assist in the carrying out of all the provisions of this paragraph and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series F Preferred Stock against impairment.

                  (iv) In the event the Company shall issue additional shares of Common Stock (including additional shares of Common Stock deemed to be issued pursuant to paragraph (v) hereof but excluding any issued as a stock split or combination or upon a dividend or distribution) without consideration or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) equal to the consideration per share paid in connection with the issuance of such additional shares of Common Stock.

                  (v) In the event the Company shall issue any options or convertible securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such options or convertible securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such options in accordance with (b) below or, in the case of convertible securities, the maximum number of shares of Common Stock into which they are convertible in accordance with (b) below, shall be deemed to be additional shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that additional shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to paragraph (vi) hereof) of such additional shares of Common Stock would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which additional shares of Common Stock are deemed to be issued:

                        (a) except as provided in (b) below, no further adjustment in the Conversion Price shall be made upon the subsequent issue of convertible securities or shares of Common Stock upon the exercise of such options or conversion or exchange of such convertible securities;

                        (b) if such options or convertible securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the corporation, or for any decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof, or for the termination of the right to exercise or convert such options or convertible securities, then the Conversion

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      Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase, decrease or termination becoming effective, be recomputed to reflect such increase, decrease or termination insofar as it affects such options or the rights of conversion or exchange under such convertible securities and upon termination such options or convertible securities shall no longer be deemed to be outstanding; and

                        (c) no readjustment pursuant to sub-clause (b) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (1) the Conversion Price on the original adjustment date, or (2) the Conversion Price that would have resulted from any issuance of additional shares of Common Stock between the original adjustment date and such readjustment date.

                  (vi) DETERMINATION OF CONSIDERATION. For purposes of this
      Section 2.2, the consideration received by the corporation for the issue of any additional shares of Common Stock shall be computed as follows:

                        (a)   CASH AND PROPERTY.  Such consideration shall:

                              (A)   insofar  as  it  consists   of  cash,   be
      computed at the aggregate amount of cash received by the corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

                              (B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                              (C) in the event additional shares of Common
      Stock are issued together with other shares of securities or other assets of the corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and
      (B) above, as determined in good faith by the Board of Directors.

                        (b) OPTIONS AND CONVERTIBLE SECURITIES. The consideration per share received by the corporation for additional shares of Common Stock deemed to have been issued pursuant to paragraph (v), relating to options and convertible securities, shall be determined by dividing

                              (A) the total amount, if any, received or receivable by the corporation as consideration for the issue of such options or convertible securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the corporation upon the exercise of such options or the conversion or exchange of such convertible securities, or in the case of options for convertible securities, the exercise of such options for convertible securities and the conversion or exchange of such convertible securities, by

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                              (B) the maximum number of shares of Common
      Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such options or the conversion or exchange of such convertible securities.

                        (vii) Upon the occurrence of each adjustment or readjustment of the conversion rate pursuant to this Section 2.2, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the holder of the Note or the holders of the Series F Preferred Stock, as the case may be, a certificate signed by the Chief Financial Officer of the Company setting forth (a) such adjustment or readjustment, (b) the conversion rate at the time in effect, and (c) the number of shares of common stock and the amount, if any of other property which at the time would be received upon the conversion of its shares.

                  2.3 ISSUANCE OF SERIES F PREFERRED STOCK. In the event the Company fails to cause the amount of its authorized capital stock to be sufficient to allow the issuance of the Common Stock to the Holder upon the Holder's election to convert the Note, the Holder shall be entitled to convert all or a portion of the Conversion Amount into such number of shares of the Company's Series F Preferred Stock as would entitle the Holder upon conversion of the Series F Preferred Stock in accordance with its terms to convert into the same number of shares of the Common Stock into which it is entitled to convert pursuant to Section 2.1 hereof.

4. EVENTS OF DEFAULT. New Sections 1.3 and 1.4 are added to the Note as follows:

      1.3 Defaults. An "Event of Default" occurs if:

                  (i) the Company defaults in the payment of interest hereunder or under the L&H Speech Note when the same becomes due and payable and the default continues for a period of ten (10) days;

                  (ii) the Company defaults in the payment of the principal hereunder or under the L&H Speech Note when the same becomes due and payable hereunder; or

                  (iii) the Company fails to comply with any of its other covenants and agreements in the Note, the Agreement, or under the L&H Speech Note or the L&H Speech Agreement and the failure continues for the period and after the notice specified below; or

                  (iv) the Company pursuant to or within the meaning of any Bankruptcy Law:

                        (A)   commences a voluntary case,

                        (B) consents to the entry of an order for relief against it in an involuntary case,

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                        (C)   consents to the  appointment  of a custodian  of
it or for all or substantially all of its property,

                        (D) makes a general assignment for the benefit of its creditors, or

                        (E) is the debtor in an involuntary case which is not dismissed within sixty (60) days of the commencement thereof; or

                  (v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                        (A) provides for relief against the Company in an involuntary case,

                        (B) appoints a custodian of the Company for all or substantially all of its property, or

                        (C)   orders the liquidation of the Company; or

                  (vi) any representation or warranty made by the Company in the Agreement or in the L&H Speech Agreement shall prove to be materially false or incorrect on the date as of which made; or

                  (vii) there shall occur a Change in Control of the Company; or

                  (viii) there shall occur any event or change in circumstances that has caused or could reasonably be expected in the judgment of Holder to cause a material adverse effect on the condition, financial or otherwise, of the assets, operators or prospects of the Company or on the Company's ability to pay or perform its obligations hereunder or under the Agreement, or under the L&H Speech Agreement or the L&H Speech Note;

                        (A) The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                        (B)   A  failure  of  the  Company  as   described  in
subsection (iii) of this Section 1.3 shall not be an Event of Default until the Holder notifies the Company in writing of the failure to comply and the Company does not cure the failure to comply within twenty (20) days after receipt of the notice (the "Cure Period"). The notice must specify the failure to comply, demand that it be remedied and state that the notice is a "Notice of Default." When a failure to comply under clause (iv) of this Section 1.3 is cured, it ceases.

            1.4   ACCELERATION.

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                  (i) If an Event of Default occurs and is continuing, the
Holder may declare the principal of and accrued interest on the Note to be due and payable and, upon any such declaration, the same shall become and be immediately due and payable.

                  (ii) If an Event of Default specified in Section 1.3 (iv) or
(v) occurs, all unpaid principal and accrued interest on the Note then outstanding shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Holder.

                  (iii) The Holder may rescind an acceleration and its consequences if all existing Events of Default have been cured or waived, except nonpayment due to acceleration, and if the rescission would not conflict with any judgement or decree of a court of competent jurisdiction.

5. GOVERNING LAW. This agreement shall be governed by the laws of the State of Texas.

6. SUCCESSOR AND ASSIGNS. The terms and provisions of this Amendment shall inure to the benefit of, and shall be binding upon, the heirs, successors, assigns and legal representatives of the parties hereto to the same extent as if such heirs, successors, assigns and legal representatives had joined in the execution hereof.

      EXECUTED as of the Effective Date.

                                       BORROWER:

                                       APPLIED  VOICE  RECOGNITION,   INC.,  a
                                       Delaware corporation d/b/a e-DOCS.net


                                       By:      /s/ RICHARD A. CABRERA
                                                Richard A. Cabrera
                                                Chief Financial Officer

                        (Signatures Continued on Following Page)

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                                       LENDER:

                                       L & H INVESTMENT COMPANY, N.V.,


                                       By:     /s/ CHANTAL MESTDAGH
                                       Name:   Chantal Mestdagh
                                       Title:  Director

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